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                                                                    EXHIBIT 99.1

HEI, Inc.
6385 Old Shady Oak Road
Eden Prairie, Minnesota 55344 USA
952-443-2500

CONTACTS:                                                  FOR IMMEDIATE RELEASE
            Anthony J. Fant, CEO
            Steve E. Tondera, CFO


                HEI, INC. ACQUIRES MEDICAL DEVICE DEVELOPMENT AND
               MANUFACTURING BUSINESS FROM COLORADO MEDTECH, INC.


Minneapolis, MN. and Boulder, CO.- January 24, 2003 -- HEI, Inc. (Nasdaq: HEII) and Colorado MEDtech, Inc. (Nasdaq: CMED) today jointly announced that HEI has acquired the Colorado Operations of Colorado MEDtech in a transaction creating a global medical component design and manufacturing outsource business.


HEI noted that integrating Colorado MEDtech's Colorado operations with HEI will result in a business that will be a strong contributor to HEI's overall results. HEI said the agreement is expected to enhance HEI's long-term earnings and financial position.


In consideration for HEI stock and subordinated debt, HEI has acquired the products, technology and facilities related to Colorado MEDtech's advanced medical technology development and manufacturing business. The transaction does not include Colorado MEDtech's Kalona, Iowa based CIVCO Medical Instrument business unit, which provides medical imaging products and accessories to the ultrasound market.


HEI estimates that the acquired business will have revenue somewhere between $20-$25 million for calendar year 2003 and is projecting that it will be accretive to earnings per share - impacting HEI's earnings per share in the second quarter of its fiscal year 2003.


"I am very pleased that an agreement has been reached with Colorado MEDtech," said Anthony Fant, CEO of HEI. "HEI and Colorado MEDtech's Boulder division present an extraordinarily good fit from the standpoint of customer and technology synergies. By combining these businesses we can achieve a strong competitive status worldwide without overlaps. The company that will emerge will be uniquely equipped to meet our customer's needs in the 21st Century. HEI has been involved in the design and production of microelectronics circuits and products for the medical and hearing business for over 35 years. This acquisition makes us one of world's leading medical component design and manufacturing outsource businesses. This market remains stable and we believe that this acquisition will position us for substantial revenue growth and profits as the trend to outsourcing continues to gain momentum in the medical technology market. The consolidation of the operations and the restructured workforce will greatly reduce costs and will prove to be a springboard for exciting new business opportunities. This transaction provides a truly progressive move for both our businesses. We are extremely excited by what we view as a tremendous opportunity for growth."


"This transaction is important because it should provide a smooth transition for clients, who will be able to continue their important work with their project teams," said Stephen K. Onody, President and CEO of



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Colorado MEDtech. "The conclusion of this transaction is a part of Colorado
MEDtech's continuing plan to maximize shareholder value."

ThinkEquity Partners, LLC acted as financial advisor to HEI, Inc. Colorado MEDtech was advised by Tri-Artisan, LLC.

ABOUT HEI, INC

HEI, Inc. specializes in the design and manufacture of high performance, ultra miniature microelectronic devices and high-technology products incorporating those devices. HEI contributes to its customers' competitiveness in the hearing, medical, communications, wireless and contact smart cards, other RF applications, and industrial markets through innovative design solutions and by the application of state-of-the art materials, processes and manufacturing capabilities.

ABOUT COLORADO MEDTECH, INC

Colorado MEDtech, Inc., through its CIVCO Medical Instruments Co., Inc. subsidiary, is a full service developer and manufacturer of medical devices and equipment for the ultrasound and minimally invasive OEM and end-user markets.

HEI'S FORWARD-LOOKING STATEMENTS:

Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the growth of specific markets, improved competitiveness or results and the estimated HEI revenue, cash flow and profits, are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.

COLORADO MEDTECH'S FORWARD-LOOKING STATEMENTS

The statements in this news release are not historical facts, including those regarding strategic alternatives, are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company may not be able to successfully complete one or more transactions identified in its exploration of strategic alternatives, the risk that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk of an adverse result in pending or potential litigation, the risks associated with regulation by the Federal Food and Drug Administration including compliance with the Quality System Regulation, the risk that acquired companies cannot be successfully integrated with the Company's existing operations and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described in the Company's documents filed from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.